EXHIBIT 10.13

                          AMENDMENT TO PROMISSORY NOTE

This Amendment is effective the 1st day of November 2006 by and between InComm Holdings, Corp. ("InComm"), a Nevada corporation and Joseph Mermelstein ("Mermelstein"), an individual residing in the state of Illinois.

RECITALS

InComm and Mermelstein are parties to a certain Promissory Note dated March 15, 2006 (Agreement);

InComm and Mermelstein desire to amend the Agreement as it relates to them;

         NOW THEREFORE, in consideration of the premises, agreements, covenants and obligations herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby amend the Agreement.

         I. The introductory paragraph is amended to read as follows:

         TRADEQUEST INTERNATIONAL, INC., a Nevada corporation ("Borrower"), for value received hereby promises to pay to the order of Marvin Mermelstein ("Holder"), in the manner set forth below, the principal sum of Fifty Thousand Dollars ($50,000) together with a premium payment to be comprised of 150,000 restricted common shares of Tradequest International, Inc. ("Tradequest") with piggyback registration rights, with the principal balance and premium being due and payable on or before the Borrower's receipt of its third tranche of financing, (the "Maturity Date"). Prior to the Maturity Date, Borrower shall pay Holder Ten Thousand Dollars ($10,000) upon receipt of Holder's second tranche of financing, which is due Borrower subsequent to Borrower's filing of its Registration Statement. The balance then due shall be payable on or before the Maturity Date.

         II. Paragraph 6 is amended to read as follows:

         Costs of Collection. The Borrower shall reimburse the Holder, on demand, for any and all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the Holder in collecting or otherwise enforcing this Note.

         III. The parties agree that all the provisions of the Agreement will remain valid and enforceable and shall not be affected by this Amendment with the exception of the change made in the introductory paragraph to the premium payment.

         The undersigned parties certify to having read this Amendment to the Agreement and that it correctly states the new terms and conditions set forth above as amendment to the Agreement and hereby approve said Amendment to the Agreement.

         INCOMM (Borrower)                     MERMELSTEIN (Holder)

         /s/ Luis Alvarez                      /s/ Joseph Mermelstein
         Luis Alvarez, Chairman & CEO          Joseph Mermelstein

         Date:  11/1/06                        Date:  11/1/06